UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2025

Dyadic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32513	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201

Jupiter, FL 33477

(Address of principal executive offices and zip code)

(561) 743-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2025, Dyadic International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, in its capacity as underwriter (the “Underwriter”), relating to the issuance and sale (the “Offering”) of 6,052,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The public offering price in the Offering is $0.95 per share of Common Stock. The net proceeds to the Company from the Offering are expected to be approximately $5.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, such as product development, sales and marketing. The closing of the Offering occurred on August 1, 2025.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273829), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 25, 2023, and a prospectus supplement and accompanying prospectus dated July 30, 2025.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated by reference herein. A copy of the opinion of White & Case LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this Current Report.

This Current Report on Form 8-K, including the exhibits attached hereto, does not constitute an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 8.01. Other Events.

A copy of the press release announcing the public offering and a copy of the press release announcing the pricing of the public offering are attached to this Current Report as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 30, 2025, by and between Dyadic International, Inc. and Craig-Hallum Capital Group LLC, in its capacity as underwriter
5.1	Opinion of White & Case LLP
23.1	Consent of White & Case LLP (included in Exhibit 5.1)
99.1	Press release issued by Dyadic International, Inc., dated July 30, 2025
99.2	Press release issued by Dyadic International, Inc., dated July 31, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: August 1, 2025	By:	/s/ Ping W. Rawson
Ping W. Rawson
Chief Financial Officer